Exhibit 99.1

Unifi, Inc., Makers of REPREVE®, Announces Second Quarter Fiscal 2022 Results, Achieving Strong Sales

Second quarter sales exceed expectations and set multi-year record, while foreign operations maintain overall portfolio strength by counterbalancing domestic headwinds

GREENSBORO, N.C., January 26, 2022 – Unifi, Inc. (NYSE: UFI), makers of REPREVE® and one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the second fiscal quarter ended December 26, 2021.

Second Quarter Fiscal 2022 Overview

•	Net sales were $201.4 million, representing an increase of 23.7% from the second quarter of fiscal 2021.
•	Revenues from REPREVE® Fiber products represented 40% of net sales, which was an increase from 38% in the second quarter of fiscal 2021.
•

Gross profit was $16.9 million compared to $25.9 million for the second quarter of fiscal 2021. Gross margin was 8.4% compared to 15.9% for the second quarter of fiscal 2021, impacted by domestic labor and input cost challenges.

•	Operating income was $4.6 million compared to $13.1 million for the second quarter of fiscal 2021.
•	Net income was $0.9 million, or $0.05 diluted earnings per share (“EPS”), compared to net income of $7.5 million, or $0.40 diluted EPS for the second quarter of fiscal 2021.
•	Adjusted EBITDA[1] was $10.9 million compared to $19.2 million in the second quarter of fiscal 2021.
•	Adjusted EBITDA[1] for the 12 fiscal months ended December 26, 2021 was $67.1 million compared to $23.7 million for the 12 fiscal months ended December 27, 2020.
•	The Company repurchased 51,500 shares of its common stock for $1.2 million during the second quarter of fiscal 2022 under a previously announced program.

Eddie Ingle, Chief Executive Officer of Unifi, said, “Second quarter fiscal 2022 sales exceeded our expectations, driven by continued strong international performance, but labor and input cost headwinds for our domestic operations pressured overall profitability results. Our teams in Asia and Brazil have performed very well against a dynamic business environment, while the Polyester and Nylon operations have experienced significant cost and efficiency pressures that weighed on gross profit. However, with continued global momentum allowing REPREVE® Fiber products to achieve 40% of consolidated sales, recent responsive selling price adjustments in the U.S. and Central America, and anticipated productivity improvements across our manufacturing base, expectations for mid- and long-term performance remain strong.”

1 Adjusted EBITDA and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

Second Quarter Fiscal 2022 Compared to Second Quarter Fiscal 2021

Net sales increased 23.7% to $201.4 million, from $162.8 million.  The Asia Segment achieved record quarterly sales volume, driving a 32% increase in revenue. Additionally, the Brazil Segment captured a 14% year-over-year revenue increase from favorable pricing and sales mix.  Polyester Segment revenue increased 21%, due to pricing adjustments associated with a portion of raw material cost increases that occurred in calendar 2021.  Lastly, REPREVE® Fiber product sales reached 40% of consolidated sales and continue to meet the ever-growing demand for sustainable textiles, driving underlying portfolio momentum.

Gross profit decreased 35% to $16.9 million from $25.9 million. Polyester Segment gross profit decreased $10.5 million as a result of rising input costs and production inefficiencies.  Brazil Segment gross profit was consistent with expectations as the local market dynamics exhibit some normalization from the favorable environment in the prior year quarter. Gross profit decreases were partially offset by the Asia Segment contributing an additional $2.0 million in gross profit from sales growth.

Operating income decreased to $4.6 million, from $13.1 million, primarily due to the decrease in gross profit associated with the aforementioned input cost and efficiency pressures. The decrease in domestic profits adversely impacted the effective tax rate as low earnings from U.S. operations in the second quarter and full year fiscal 2022 generate a net operating loss for which the full benefit is currently unrealizable.  Accordingly, net income was $0.9 million, or $0.05 per share, compared to $7.5 million, or $0.40 per share.  Adjusted EBITDA was $10.9 million, compared to $19.2 million, following the cost pressure on gross profit in North and Central America.

Debt principal was $81.6 million on December 26, 2021 compared to $86.9 million on June 27, 2021.  In connection with previously anticipated investments in new yarn texturing innovation and working capital to support future growth, cash and cash equivalents decreased to $47.6 million on December 26, 2021, from $78.3 million on June 27, 2021. Accordingly, Net Debt1 was $34.0 million on December 26, 2021 versus $8.6 million on June 27, 2021.

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Year-To-Date Fiscal 2022 Compared to Year-To-Date Fiscal 2021

Net sales were $397.4 million, compared to $304.3 million. Revenues from REPREVE® Fiber products represented 39% of consolidated net sales, compared to 38%. Gross margin was 10.8%, compared to 13.3%. Operating income was $17.8 million, compared to $16.0 million. Net income was $9.6 million, compared to $10.9 million.

Outlook

The following reflect the Company’s updated expectations for fiscal 2022, assuming there are no further significant disruptions to global markets, supply chains, or the labor market and no further adverse impacts from COVID-19.

•	Sales volume and REPREVE® Fiber sales growth driving net sales to $800 million or more, which would represent an increase of 20% or more from the level achieved in fiscal 2021.
•

Adjusted EBITDA to range between $60.0 million and $62.0 million, with a larger portion of second half fiscal 2022 profitability being generated in the fourth quarter ending July 3, 2022 rather than the third quarter ending March 27, 2022.

•	An effective tax rate between 40% and 50%, assuming no significant changes in existing tax legislation.
•

Capital expenditures of approximately $40.0 million to $44.0 million, as the Company continues its plan to invest in new yarn texturing machinery within its Americas facilities.  Such capital expenditure levels will be funded by cash on-hand and available financing arrangements and are inclusive of approximately $10.0 million to $12.0 million of routine annual maintenance.

Ingle concluded, “Although we face some short-term headwinds domestically that have impacted our performance, I am proud of the way all of our employees globally continue to deliver value and contribute to making Unifi a better company each and every day. We feel that we are better positioned to navigate our domestic headwinds going forward and remain confident in our ability to execute and drive future value for shareholders. Our momentum in Asia and Brazil helped contribute to overall revenue performance exceeding expectations, demonstrating the strength of our dynamic global business model. As the demand for sustainable solutions grows, we will remain focused on capturing momentum towards long-term growth and are excited for the opportunities that lie ahead of us.”

Investor Day 2022

The Company plans to host an Investor Day on Wednesday, February 16, 2022 at its manufacturing facilities in North Carolina.  Parties interested in attending this event in-person should contact the Company for further

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details.

Update on Recent Trade Actions

On October 19, 2021, the U.S. Department of Commerce (the “Commerce Department”) announced final antidumping duty deposit rates on imports of polyester textured yarn (the “Subject Imports”) from Indonesia, Malaysia, Thailand, and Vietnam (the “Subject Countries”). On November 16, 2021, the U.S. International Trade Commission determined that the U.S. textile industry was materially injured by Subject Imports from Subject Countries, and in December 2021, the Commerce Department issued unanimous final antidumping duty orders on Subject Imports.  Following these concluded petitions, the Company continues to expect an increase in annual revenue of $20.0 million or greater as a result of a more normalized pricing environment.

Second Quarter Fiscal 2022 Earnings Conference Call

The Company will provide additional commentary regarding its second quarter results and other developments during its earnings conference call on January 27, 2022, at 8:30 a.m., Eastern Time.  The call can be accessed via a live audio webcast on the Company’s website at http://investor.unifi.com.  Additional supporting materials and information related to the call will also be available on the Company’s website.

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About Unifi

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE®, one of Unifi's proprietary technologies and the global leader in branded recycled performance fibers, Unifi has transformed more than 30 billion plastic bottles into recycled fiber for new apparel, footwear, home goods and other consumer products. Unifi continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance and enhanced softness. Unifi collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive and other industries. For more information about Unifi, visit www.Unifi.com.

Contact information:

Davis Snyder

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Net sales	$201,410	$162,776	$397,402	$304,281
Cost of sales	184,520	136,842	354,415	263,786
Gross profit	16,890	25,934	42,987	40,495
Selling, general and administrative expenses	11,966	12,625	24,636	23,989
Benefit for bad debts	(240)	(259)	(320)	(1,146)
Other operating expense, net	573	476	829	1,654
Operating income	4,591	13,092	17,842	15,998
Interest income	(194)	(187)	(452)	(312)
Interest expense	735	833	1,431	1,704
Equity in earnings of unconsolidated affiliates	(64)	(130)	(344)	(223)
Income before income taxes	4,114	12,576	17,207	14,829
Provision for income taxes	3,185	5,112	7,598	3,933
Net income	$929	$7,464	$9,609	$10,896

Net income per common share:
Basic	$0.05	$0.40	$0.52	$0.59
Diluted	$0.05	$0.40	$0.51	$0.58

Weighted average common shares outstanding:
Basic	18,511	18,465	18,513	18,456
Diluted	19,004	18,732	18,999	18,729
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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 26, 2021	June 27, 2021
ASSETS
Cash and cash equivalents	$47,620	$78,253
Receivables, net	92,175	94,837
Inventories	148,893	141,221
Income taxes receivable	8,162	2,392
Other current assets	15,331	12,364
Total current assets	312,181	329,067
Property, plant and equipment, net	207,461	201,696
Operating lease assets	8,788	8,772
Deferred income taxes	2,448	1,208
Other non-current assets	12,547	14,625
Total assets	$543,425	$555,368

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$54,761	$54,259
Income taxes payable	7,993	1,625
Current operating lease liabilities	2,150	1,856
Current portion of long-term debt	14,971	16,045
Other current liabilities	18,260	31,638
Total current liabilities	98,135	105,423
Long-term debt	66,257	70,336
Non-current operating lease liabilities	6,736	7,032
Deferred income taxes	4,723	6,686
Other long-term liabilities	6,382	7,472
Total liabilities	182,233	196,949

Commitments and contingencies

Common stock	1,850	1,849
Capital in excess of par value	67,006	65,205
Retained earnings	353,393	344,797
Accumulated other comprehensive loss	(61,057)	(53,432)
Total shareholders’ equity	361,192	358,419
Total liabilities and shareholders’ equity	$543,425	$555,368
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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	December 26, 2021	December 27, 2020
Cash and cash equivalents at beginning of period	$78,253	$75,267
Operating activities:
Net income	9,609	10,896
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Equity in earnings of unconsolidated affiliates	(344)	(223)
Depreciation and amortization expense	12,687	12,187
Non-cash compensation expense	2,261	1,816
Deferred income taxes	(3,197)	(1,700)
Other, net	(149)	(25)
Changes in assets and liabilities	(24,817)	(3,225)
Net cash (used) provided by operating activities	(3,950)	19,726

Investing activities:
Capital expenditures	(19,172)	(6,035)
Other, net	87	(925)
Net cash used by investing activities	(19,085)	(6,960)

Financing activities:
Proceeds from long-term debt	20,111	—
Payments on long-term debt	(25,377)	(6,725)
Common stock repurchased	(1,204)	—
Other, net	(324)	(64)
Net cash used by financing activities	(6,794)	(6,789)

Effect of exchange rate changes on cash and cash equivalents	(804)	2,077
Net (decrease) increase in cash and cash equivalents	(30,633)	8,054
Cash and cash equivalents at end of period	$47,620	$83,321

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BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales details for each reportable segment of the Company are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Polyester	$92,418	$76,696	$181,885	$145,772
Asia	59,112	44,692	110,540	82,415
Brazil	27,601	24,253	61,339	46,859
Nylon	21,015	16,008	41,174	27,037
All Other	1,264	1,127	2,464	2,198
Consolidated	$201,410	$162,776	$397,402	$304,281

Gross profit details for each reportable segment of the Company are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Polyester	$440	$10,895	$8,734	$15,527
Asia	8,511	6,528	15,482	11,106
Brazil	7,526	7,977	17,466	12,590
Nylon	186	395	912	1,060
All Other	227	139	393	212
Consolidated	$16,890	$25,934	$42,987	$40,495

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RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended		For the Six Months Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Net income	$929	$7,464	$9,609	$10,896
Interest expense, net	541	646	979	1,392
Provision for income taxes	3,185	5,112	7,598	3,933
Depreciation and amortization expense (1)	6,266	6,016	12,574	12,068
EBITDA	10,921	19,238	30,760	28,289

Other adjustments (2)	—	—	—	—
Adjusted EBITDA	$10,921	$19,238	$30,760	$28,289

(1)

Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.

(2)	For the periods presented, there were no other adjustments necessary to reconcile Net income to Adjusted EBITDA.

	For the Twelve Months Ended
	December 26, 2021	December 27, 2020
Net income (loss)	$27,786	$(50,462)
Interest expense, net	2,307	3,513
Provision for income taxes	20,939	3,677
Depreciation and amortization expense (1)	25,799	23,989
EBITDA	76,831	(19,283)

Equity in earnings of former minority investment	—	(1,052)
EBITDA excluding former minority investment	76,831	(20,335)

Recovery of non-income taxes (2)	(9,717)	—
Gain on sale of investment in unconsolidated affiliate (3)	—	(2,284)
Impairment of investment in unconsolidated affiliate (3)	—	45,194
Severance (4)	—	1,102
Adjusted EBITDA	$67,114	$23,677

Net sales	$760,713	$561,330
Adjusted EBITDA as a % of Net sales	8.8%	4.2%

(1)

Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net.  Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.

(2)

During fiscal 2021 and the twelve fiscal months ended December 26, 2021, the Company recorded a recovery of non-income taxes of $9,717 related to favorable litigation results for its Brazilian operations, generating overpayments that resulted from excess social program taxes paid in prior fiscal years.

(3)

During fiscal 2020 and the twelve fiscal months ended December 27, 2020, the Company recorded an impairment charge of $45,194 relating to the April 29, 2020 sale of its minority interest in a domestic cotton producer. The Company’s 34% share of the associated losses subsequent to the date of the impairment charge (March 29, 2020) and through the date of the transaction closing (April 29, 2020) was $2,284 and generated a gain on sale.

(4)	During fiscal 2020 and the twelve fiscal months ended December 27, 2020, the Company recorded severance costs related to overall cost reduction efforts in the U.S.
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Adjusted Net Income and Adjusted EPS (Non-GAAP Financial Measures)

For the three and six months ended December 26, 2021 and December 27, 2020, there were no adjustments necessary to reconcile Net income to Adjusted Net Income or Adjusted EPS.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	December 26, 2021	June 27, 2021
Long-term debt	$66,257	$70,336
Current portion of long-term debt	14,971	16,045
Unamortized debt issuance costs	363	476
Debt principal	81,591	86,857
Less: cash and cash equivalents	47,620	78,253
Net Debt	$33,971	$8,604

Cash and cash equivalents

At December 26, 2021 and June 27, 2021, the Company’s domestic operations held approximately 1% and 48% of consolidated cash and cash equivalents, respectively.

REPREVE® Fiber

REPREVE® Fiber represents the Company's collection of fiber products on its recycled platform, with or without added technologies. Beginning in the fourth quarter of fiscal 2021, as a result of its annual review of products meeting the REPREVE® Fiber definition, the Company began including certain product sales in the Asia Segment that were previously excluded from the REPREVE® Fiber sales metric. Quarters 1, 2, and 3 of fiscal 2021 have been adjusted to reflect such sales, which resulted in a change of not more than 1% for any quarter.

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Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Net Debt (together, the “non-GAAP financial measures”).

•	EBITDA represents Net income before net interest expense, income tax expense, and depreciation and amortization expense.
•	Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain other adjustments necessary to understand and compare the underlying results of UNIFI.
•

Adjusted Net Income represents Net income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.

•	Adjusted EPS represents Adjusted Net Income divided by UNIFI’s weighted average common shares outstanding.
•	Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect Unifi’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of Unifi that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where Unifi competes, including economic and political factors over which Unifi has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of Unifi’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of Unifi’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of climate change or environmental, health and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on Unifi.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in Unifi’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by Unifi with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

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